EXHIBIT 99.2

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 1


                                    COMPUWARE

                                 April 18, 2007
                                  5:00 p.m. EDT

Moderator         Hello and welcome to the Compuware Corporation Teleconference.
                  At the request of Compuware, this conference is being recorded for instant replay purposes. At this time I would like to turn the conference over to Miss Lisa Elkin, Vice President of Communications and Investor Relations for Compuware
                  Corporation. Miss Elkin, you may begin.

L. Elkin Thank you very much, Gloria, and good afternoon, ladies and gentlemen. With me this afternoon are Peter Karmanos, Chairman and Chief Executive Officer; Laura Fournier, Senior Vice President and Chief Financial Officer.

                  Certain statements made during this conference call that are not historical facts, including those regarding the company's future plans, objectives and expected performance are forward-looking statements within the meaning of the Federal Securities Laws. These forward-looking statements represent our outlook only as of the date of this conference call. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties.

                  These risks and uncertainties are discussed in the company's reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.

                  The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

                  For those of you who do not have a copy, I will begin by summarizing the press release. Pete will then provide details about the quarter and other

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 2


                  Compuware business matters. We will then open the call to your questions.

                  Compuware Corporation announces preliminary financial results. Compuware posts strong year-over-year increase in distributor products revenue, achieves year-over-year growth in total revenue and EPS. Compuware today announced preliminary results for its fourth quarter and fiscal year ended March 31, 2007. Compuware expects earnings per share of approximately $0.17 for the fourth quarter and $0.42 for the fiscal year.

                  Cash flow from operations for the quarter and the fiscal year will be approximately $110 million and $204 million respectively. Compuware estimates fourth quarter revenue to be approximately $313 million, based on software license revenue of approximately $73 million, software maintenance revenue of approximately $118 million and professional services revenue of approximately $122 million.

                  I would now like to turn the call over to Pete.

P. Karmanos       Thanks, Lisa. Compuware has just concluded a solid fourth
                  quarter. The company delivered quarterly and annual increases in revenue for distributed products, maintenance and professional services. Compuware also held the line in its mainframe business, closing some significant long-term deals during the quarter.

                  In fact, in fiscal 2007, we actually generated an increase in year-over-year revenue for the first time in seven years. Yet the strong product sales activity during the fourth quarter is not reflected in the license revenue number. In fact, at $73 million, it might appear to be just the opposite. However, as Compuware's software transactions continue to increase in complexity, the traditional metric of software license fees only shows you part of the story. Allow me to give you an example.

                  At the end of the fourth quarter, Compuware signed a large software deal with a well-known financial services company. This deal totaled nearly $16 million in license fees and maintenance for five years, a significant commitment in today's environment. However, none of the revenue associated with this deal can be recognized in the fourth quarter. Let me say that again. None of the revenue associated with this deal was recognized in the fourth quarter. Due to certain licensing terms we had in

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 3


                  the contract, the license fees will be recognized ratably, along with maintenance, over the next five years.

                  As Compuware continues to emphasize solution selling, long-term and nuanced deals of this nature are becoming more and more common, it is more likely that the increasing numbers of software transactions will be recognized ratably over the maintenance term. This is nothing new to anybody that's followed this business, but the fact of the matter is, we try to predict what the license fees are from quarter to quarter. It becomes very difficult in the last week, if your auditors decided because you had a specific word or sentence in the contract, that you can't recognize it this quarter, we're going to recognize it ratably. It makes a significant difference in your ability to forecast. It makes absolutely no difference to the company revenue-wise over that term.

                  Since Compuware software revenue becomes more ratable and because maintenance is every bit as important as license fees and a lot more profitable, we believe investors should evaluate the company's total product commitments for any period. We provided this total product sales figure in today's press release. Compuware's total product sales figure contains all business closed during the period, whether booked as license fees or maintenance revenue, deferred license fees or deferred maintenance.

                  By including all these sales metrics, this number provides the investment community with a much clearer gauge of the amount of software sales activity in a given period. It also facilitates fairer historical comparisons. The value to Compuware and to its investors of closing a multi-year mainframe maintenance deal is just as great as the value of closing a new distributed products deal.

                  For the year, Compuware generated total product commitments of approximately $701 million, up slightly from the previous year. For the fourth quarter, the company delivered total product sales of about

                  $225 million, down less than 2% from the same quarter previous year. Given the current environment, I believe the total product sales figure offers our investors another metric for evaluating Compuware's software business. We will continue to provide this information going forward.

                  I am pleased with the level of activity in the software business this quarter. I'm also happy to report the company exceeded quarterly and annual

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 4


                  expectations for EPS and again delivered strong operating cash flow. I look forward to providing you with more detail on the achievements of the quarter and the bright prospects that we all have for fiscal '08 on our May 15th conference call.

                  I'm now happy to answer any questions you might have about these preliminary results. Please keep in mind, and our accounting people have warned me several times, the company has not yet completed its annual audit, so I have limited specifics to share at this time. Lisa?

L. Elkin Thank you very much, Pete. Ladies and gentlemen, we will now be happy to take your questions.

Moderator         And we have a question from Aaron Schwartz with J.P. Morgan.
                  Please go ahead.

A. Schwartz       Good afternoon. I had a question on the distributed business.
                  And I was wondering if you could help us out in terms of the recognition issues that you spoke about. Is that primarily on the mainframe side, or were there any atypical deals on the distributed side that caused higher deferral rates in the quarter?

P. Karmanos       There are some deals on the distributed side, but it's mainly in the mainframe area that we get into those situations.

A. Schwartz       Okay. And then the $225 million in the product commitments or bookings in the quarter, could you just talk about where that came in versus your expectations, as that seems a better metric to look at as you see different default rates quarter to quarter?

P. Karmanos       Our expectations, I think, are a number greater than that. We should have done about $230 million to $232 million, but it was still a solid performance. The shocker to me was the financial services deal with the $16 million. Even though we counted in that total products thing, it still makes your new license number look more anemic than it should.

A. Schwartz       Understood. And I was also wondering if you had any comment on the quarterly results on a geographic basis, particularly how
                  Europe held up after your Q3.

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 5


P. Karmanos       No, we're just the opposite of what .... North America was fine and dandy and our European revenue was where we had a miss if we had a miss.

A. Schwartz       In terms of the earnings, the $0.17, to reconcile that back, was there any settlement income from IBM recognized in the quarter?

P. Karmanos       Laura, go ahead.

L. Fournier       There was about $10 million that will be included in other income.

A. Schwartz       And then you also had the $12 million on top of that from
                  ForeSees, is that correct?

L. Fournier       Yes.

A. Schwartz       And then on the cash flow, I was wondering if you could help me out with the tax adjustment. Was that a benefit to your cash flow in the quarter for a full $12 million or can you help me out with that?

L. Fournier       That would have been non-cash flow item at this point because we haven't settled anything in dollars yet.

A. Schwartz       So that is not included at all in the $200 million, roughly, in the press release.

L. Fournier       The $200 million is operating cash flow.

A. Schwartz       Understood. And then lastly, I was wondering if you could
                  comment now, a few weeks into the new fiscal year, in terms of planning or timing or scope of the restructuring activities that you spoke about on your last call.

P. Karmanos       We're moving along. When we talk about next year, we can talk about where we think the expenses will end up along with the revenue and why we think we're going to do that kind of EPS that we're going to announce.

A. Schwartz       Okay. And the last question for me, I was wondering if you could tell us about how much stock you purchased in the quarter.

P. Karmanos       Go ahead, Laura.

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 6


L. Fournier       During the fourth quarter, we purchased 30.5 million shares for $278,000,738. Year-to-date, it was about 82 million shares at $683.9 million.

A. Schwartz       Okay, great. Thanks for taking my questions.

L. Fournier       Thank you.

Moderator         And we have a question from the line of Kirk Materne with Banc of America. Please go ahead.

K. Materne        Thanks. Pete, just a quick follow-up on just the restructuring question. Are the plans for that in place already and you're just not ready to share that with the investment community, or are you still going through some of the details around that?

P. Karmanos       We're still going through some of the details and I guess I could talk about it, but I would rather do that in May when we have the audit in and all the annual plan totally firmed up.

K. Materne        Okay, so we should expect to get more details on that on the
                  May 15th call.

P. Karmanos       You will get more detail than you desire.

K. Materne        Okay, that's great. And, Laura, sorry, just a housekeeping on after the buyback, what share count should we be thinking about for this quarter? Do you have that handy?

L. Fournier       I don't know that I have that right here, but it should be around 320 million. I'll double-check that and let you know.

K. Materne        And then just on the service business, I guess that revenue line seems to be in line with at least our expectations.
                  What's the margin doing there, the trends around that? Did you see any sort of improvement in the gross margin on the service revenue side?

P. Karmanos       We really can't, Kirk. We think it's been improving, but we're in the middle of doing the audit and we prefer to firm up those kind of details on our May 15th call.

                                                                       COMPUWARE
                                                                Host: Lisa Elkin
                                                    April 18, 2007/5:00 p.m. EDT
                                                                          Page 7


K. Materne        Okay. And then just last question, any sort of changes since the fiscal year ended around management on the sales side or anything like that? Or is there any? It seems like you felt pretty comfortable with the pace of business in the quarter, so do you feel pretty comfortable heading in the New Year at least with the executive team?

P. Karmanos       How am I supposed to answer that question, Kirk?

K. Materne        I guess you can answer in May, if you want.

P. Karmanos       Yes, I feel we still have some sales execution problems, and we're working very, very hard on those.

K. Materne        Okay. That's about it for me, thanks.

P. Karmanos       You're welcome.

Moderator         And there are no further questions at this time. We will now conclude the question and answer portion of today's conference call.

L. Elkin At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware and we hope you have a pleasant evening.

Moderator         Ladies and gentlemen, this conference will be available for replay after 8:30 p.m. today through April 25th. You may access the AT&T Teleconference Replay System at any time by dialing 1-800-475-6701 and entering the access code 871498.
                  International participants may dial 320-365-3844. That does conclude our conference for today. Thank you for your participation. You may now disconnect.